Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment on Form S-8 to the Registration Statement of Glenayre Technologies, Inc. on Form S-4 (No. 333-15845) of our report dated June 28, 1994, on the consolidated financial statements of CNET, Inc. for the year ended January 31, 1994, appearing in the Proxy Statement/Prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



/s/ Deloitte & Touche LLP
Dallas, Texas
January 27, 1997